UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2019

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2187 Atlantic Street

Stamford, CT 06902

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 30, 2019, the Company held its Annual Meeting. Of the 45,799,605 shares outstanding and entitled to vote, 39,966,725 shares were represented at the meeting in person or by proxy, or an approximately 87% quorum.  The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors. The stockholders elected Michael P. Connors and Christine Putur as directors to hold office until the 2022 Annual Meeting of Stockholders and until their successors have been elected and have qualified to hold such office. The results of the election for each director are as follows:

Directors	Votes Cast For	Votes Withheld	Broker Non-Votes
Michael P. Connors	32,547,128	1,460,160	5,959,437
Christine Putur	32,832,672	1,174,616	5,959,437

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2019. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019. The voting results are as follows:

For	Against	Abstain
39,815,786	128,436	22,503

Proposal 3: Non-Binding Advisory Vote on Executive Compensation. The stockholders approved, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers as described in the Proxy Statement. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
32,359,947	1,584,790	62,551	5,959,437

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2019	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer